Exhibit 21

INTERACTIVE DATA CORPORATION SUBSIDIARIES

as of December 31, 2007

Subsidiary Name	State or country of incorporation or organization
Infotec Holdings Corp.	Delaware
Subsidiaries of Infotec Holdings Corp.
Infotec Capital Management Corporation	Delaware
Interactive Data Pricing and Reference Data, Inc.	Delaware
Subsidiaries of Interactive Data Pricing and Reference Data, Inc.
Exshare Financial, Inc.	Delaware
Interactive Data Canada, Inc.	Canada
FT Information (Philippines) Inc.	Philippines
IDCO Worldwide Holdings Ltd.	United Kingdom
Subsidiaries of IDCO Worldwide Holdings Ltd.
IDCO Overseas Capital Management Ltd.	United Kingdom
IDCO Overseas Holdings Ltd.	United Kingdom
Subsidiaries of IDCO Overseas Holdings Ltd.
Interactive Data (Australia) Pty Ltd.	Australia
Interactive Data (Singapore) PTE Ltd.	Singapore
FT Interactive Data (Ireland) Ltd.	Ireland
FT Interactive Data (Jersey) Ltd.	Channel Islands, UK
eSignal (Europe) Ltd.	United Kingdom
Interactive Data (Hong Kong) Ltd.	Hong Kong, PRC
Interactive Data Corporation France S.A.S.	France
Interactive Data (Europe) Ltd.	United Kingdom
Subsidiaries of Interactive Data (Europe) Ltd.
Exshare Financial (US) Ltd.	United Kingdom
Exshare Statistical Services Ltd.	United Kingdom
W & W Ltd.	United Kingdom
Exshare Computing Ltd.	United Kingdom
Subsidiary of Exshare Computing Ltd.
The Exchange Telegraph Company Ltd.	United Kingdom
Detective Nominees, Inc.	Delaware
GTIS Corporation	Delaware
Subsidiary of GTIS Corporation
GTIS Europe, Ltd.	United Kingdom

Interactive Data Real Time Services, Inc.	New York
BI Purchasing, Inc.	Utah
Checkrite International, Inc.	Utah
Subsidiary of Checkrite International, Inc.
Checkrite, Ltd.	Colorado
Subsidiaries of Checkrite, Ltd.
Checkrite of California, Inc.	California
Checkrite of Minnesota, Inc.	Minnesota
Checkrite of Oregon, Inc.	Oregon
Checkrite of Kansas City, Inc.	Kansas
Checkrite Oklahoma City, Inc.	Oklahoma
CSN, Inc.	Utah
eSignal, Inc.	Delaware
eSignal.com, Inc.	Delaware
Bonneville Equipment Company	Utah
Shark Holdings, Inc.	Delaware
Data Broadcasting Corp.	British Virgin Isles
Interactive Data Managed Solutions, LLC	Delaware
Interactive Data Management & Services Verwaltung GmbH	Germany
Subsidiary of Interactive Data Management & Services, LLC and Interactive Data Management & Services Verwaltung GmbH

Subsidiary Name	State or country of incorporation or organization
Interactive Data Management & Services GmbH & Co. K.G.	Germany
Subsidiaries of Interactive Data Management & Services GmbH & Co. K.G.
Interactive Data Managed Solutions Nordic Oy	Finland
Interactive Data Managed Solutions AG	Germany
Subsidiaries of IS.Teledata AG
Interactive Data Managed Solutions S.r.l.	Italy
Interactive Data Managed Solutions S.L.	Spain
Interactive Data Managed Solutions Ltd.	United Kingdom
Interactive Data Managed Solutions AG	Switzerland
Interactive Data Managed Solutions SAS	France
IS.Teledata MD Solutions France SAS	France